UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 25, 2006

Nabi Biopharmaceuticals

(Exact name of registrant as specified in its charter)

Delaware	000-04829	59-1212264
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification No.

5800 Park of Commerce Boulevard N.W., Boca Raton, FL 33487

(Address of principal executive offices) (Zip code)

(561) 989-5800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Nabi Biopharmaceuticals

Item 2.02. Results of Operations and Financial Condition

On October 25, 2006, Nabi Biopharmaceuticals issued a press release announcing its revenues and other selected financial information for the three months ended September 30, 2006. A copy of the press release is furnished as Exhibit 99 to this report.

The information in this Item 2.02 and the exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, and it shall not be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01. Other Events

On October 25, 2006, Nabi Biopharmaceuticals also announced that in light of current public company focus on stock option practices, as well as questions raised by certain shareholders about its 2006 equity grants, the audit committee of the board of directors initiated a voluntary review of its historical and current year equity grant programs and the accounting for these programs.

Upon completion of the review, Nabi Biopharmaceuticals will announce its complete financial results for the three and nine months ended September 30, 2006.

Item 9.01. Financial Statements and Exhibits

Exhibit number	Description
99	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nabi Biopharmaceuticals

Date: October 25, 2006	By:	/s/ Thomas H. McLain
Thomas H. McLain

Chairman, Chief Executive Officer, and President

Index of Exhibits

Exhibit number	Description
99	Press release